Filed Pursuant to Rule 424(b)(1)
Registration No. 333-251989

PROSPECTUS

Omega Flex, Inc.

300,000 Shares of Common Stock

This prospectus relates to the resale of up to 300,000 of our shares of common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders named in this prospectus.

The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Common Stock. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of the Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock covered by this prospectus. The selling stockholders will pay the expenses of registering the shares of Common Stock to be sold in this offering under the Securities Act of 1933, as amended (the “Securities Act”).

Our shares of Common Stock are listed for trading on the NASDAQ Global Market under the symbol “OFLX.” The last reported sale price of our shares of Common Stock on January 5, 2021 was $151.79 per share.

Investing in our securities involves a high degree of risk. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2021

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ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” and “OFLX” refer to Omega Flex, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf process, the selling stockholders may offer and sell, from time to time, our shares of Common Stock. Each time the selling stockholders sell shares of Common Stock under the registration statement of which this prospectus forms a part, the selling stockholders will be required to provide a prospectus supplement containing specific information about the terms on which the shares of Common Stock are being offered and sold. Any such prospectus supplement may also add, update or change information contained in this prospectus.

We are responsible for the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information or to make any representations about our shares of Common Stock or any offers by the selling stockholders other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by either of us.

Neither we nor the selling stockholders are making any offer to sell, or any offers to buy, our shares of Common Stock in jurisdictions where offers and sales are not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We make available free of charge through our website at http://www.omegaflexcorp.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of Common Stock offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

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INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the following documents we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 9, 2020 (our “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on May 4, 2020, August 3, 2020 and October 30, 2020, respectively;

●	our Current Reports on Form 8-K, filed on April 1, 2020, June 4, 2020, June 24, 2020, September 23, 2020 and December 11, 2020 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

●	the “Description of Common Stock” set forth on Exhibit 4.1 to our Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the Common Stock offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:

Omega Flex, Inc.
451 Creamery Way
Exton, PA 19341
(610) 524-7272

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may, from time to time, make “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our current expectations, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, and in many cases, are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to manage the direct and indirect impact of the novel coronavirus (“COVID-19”) pandemic on our business, operations, and customer demand for our products and services, our ability to achieve operational efficiencies and meet customer demand for products and services as well as the other risks identified in the risk factors set forth in Item 1A of our Annual Report. Any forward-looking statement made by us in our Annual Report or this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement made in our Annual Report or this prospectus or any other forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future events or otherwise.

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THE COMPANY

The Company is a leading manufacturer of flexible metal hose (also described as corrugated tubing), and is currently engaged in a number of different markets, including construction, manufacturing, transportation, petrochemical, pharmaceutical, healthcare and other industries.

The Company’s business is managed as a single operating segment that consists of the manufacture and sale of flexible metal hose, as well as the sale of the Company’s related proprietary fittings and a vast array of accessories. The Company’s products are concentrated in residential and commercial construction, and general industrial markets, with a comprehensive portfolio of intellectual property and patents issued in various countries around the world. The Company’s primary product, flexible gas piping, is used for gas piping within residential and commercial buildings. Through its flexibility and ease of use, the Company’s TracPipe® and TracPipe® CounterStrike® flexible gas piping, along with its fittings distributed under the trademarks AutoSnap® and AutoFlare®, allows users to substantially cut the time required to install gas piping, as compared to traditional methods. The Company’s products are manufactured at its facilities in Exton, Pennsylvania and Houston, Texas in the United States, and in Banbury, Oxfordshire in the United Kingdom. Through the use of its broad network of independent outside sales organizations, such as sales representatives, the Company primarily sells its products to distributors, wholesalers and OEM’s, mostly throughout North America, and to a lesser extent in other global markets.

Corporate Information

We are a Pennsylvania corporation. Our principal executive offices and corporate services are located at 451 Creamery Way, Exton, PA 19341. Our telephone number is (610) 524-7272. Our website is located at https://www.omegaflex.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus or any other report or document filed with or furnished to the SEC.

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RISK FACTORS

You should carefully consider each of the risk factors described in our Annual Report and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Forward-Looking Statements.”

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USE OF PROCEEDS

The selling stockholders may make offers and sales pursuant to this prospectus and any applicable prospectus supplement and will receive all proceeds from such offers and sales. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of Common Stock covered hereby.

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DESCRIPTION OF SHARE CAPITAL

The rights of our stockholders are governed by Pennsylvania law, our amended and restated articles of incorporation (our “Articles of Incorporation”) and our amended and restated bylaws (our “Bylaws”). The following summary is a description of the material terms of our share capital and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Capital Stock

Our authorized capital stock is 20,000,000 shares of common stock, par value $0.01 (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 (“Preferred Stock”).

Common Stock

All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

Voting Rights

The holders of shares of Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors (the “Board”) with respect to any series of preferred stock, the holders of such shares will possess all voting power.

Dividends

Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board from time to time, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board from funds available therefore and upon liquidation will be entitled to receive pro rata the value of all assets available for distribution to such holders.

Rights Upon Liquidation

In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities, and after payment in full of any such amounts to the holders of any Preferred Stock entitled thereto, our remaining assets and funds shall be divided among and paid ratably to the holders of Common Stock.

Listing

The shares of Common Stock are traded on the NASDAQ Global Market under the ticker symbol “OFLX.”

Preferred Stock

The Board is authorized to designate Preferred Stock into one or more classes or series and the number of shares of any such class or series and to fix the voting rights, designations, powers, preferences limitations and special rights of Preferred Stock, or any class or series thereof, including without limitation: the dividend rights and preferences over dividends on the Common Stock, or any series or classes of Preferred Stock; the dividend rate; whether dividends are cumulative; and rights with respect to conversion, voting, redemption, if any; and the redemption price and liquidation preferences of Preferred Stock. Currently there are no shares of Preferred Stock that have been issued and are outstanding.

Classification of the Board

The Board is classified and as such is divided into three classes, which shall be as nearly equal in number as possible. Each member of each class shall be elected for a term until the third annual shareholders meeting following that member’s taking office and until his or her successor has been selected and qualified or until the member’s earlier death, resignation or removal.

Certain Provisions of the Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain a number of provisions that may be deemed to have the effect of delaying, deferring, or preventing a change in control of the Company, but none of those provisions would operate only with respect to an extraordinary corporate transaction involving us.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of shares of Common Stock by Non-U.S. Holders (as defined below) that acquire shares of Common Stock pursuant to this offering and that hold such shares as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of acquiring, owning and disposing of shares of Common Stock and does not address all tax considerations that might be relevant to particular investors in light of their personal circumstances or to persons that are subject to special tax rules, such as:

●	financial institutions;

●	regulated investment companies;

●	real estate investment trusts;

●	tax-exempt entities;

●	insurance companies;

●	persons holding the shares as part of an integrated or conversion transaction, constructive sale or “straddle”;

●	U.S. expatriates;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services;

●	dealers or traders in securities; and

●	persons who elect to use a mark-to-market method of tax accounting for their securities.

This summary does not address estate and gift tax consequences (except to the extent specifically provided herein), the Medicare contribution tax on certain net investment income, alternative minimum tax consequences or tax consequences under any state, local or non-U.S. laws.

For purposes of this section, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is: (1) an individual citizen of the United States or a resident alien of the United States as determined for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

You are a “Non-U.S. Holder” if you are a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

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If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, the tax treatment of a partner (or other owner) will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires shares of Common Stock, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of shares of Common Stock.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

You are urged to consult your own tax advisor concerning the U.S. federal, state or local income tax consequences of your ownership and disposition of shares of Common Stock in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty.

Distributions

Distributions of cash or property that we pay in respect of shares of Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions in “U.S. Trade or Business Income,” “Information Reporting and Backup Withholding” and “FATCA” below, if dividends are paid on shares of Common Stock, these dividends generally will be subject to U.S. federal withholding tax at a 30% rate unless a reduced rate is prescribed by an applicable income tax treaty. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in shares of Common Stock, and thereafter will be treated as capital gain. However, except to the extent that a withholding agent elects otherwise, the withholding agent must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion, if any, of the distribution that exceeded our current and accumulated earnings and profits. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or, in each case, a successor form), as applicable, certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Shares of Common Stock

Subject to the discussions in “Information Reporting and Backup Withholding” and “FATCA” below, you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of shares of Common Stock unless:

●	the gain is U.S. trade or business income (as defined below), and if an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base, in which case such gain will be taxed as described in “U.S. Trade or Business Income,” below;

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●	you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains from U.S. sources exceed certain capital losses from U.S. sources; or

●	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the shares of our common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during the year of the sale, exchange or other disposition. We believe that we are not currently and do not anticipate becoming a USRPHC. However, because the determination of USRPHC status in the future will be based upon the composition of our assets from time to time and there are uncertainties in the application of certain relevant rules, we may become a USRPHC in the future. In addition, no assurance can be given that our common stock will be considered regularly traded on an established securities market in the year in which you dispose of shares of our common stock.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of shares of Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) you are eligible for the benefits of an income tax treaty with the United States and such treaty so requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the exception set forth above in the second paragraph of “Sale, Exchange or Other Taxable Disposition of Shares of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI or successor form); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and may be filed with the IRS in connection with proceeds from a sale or other disposition of shares of Common Stock. Copies of these information returns may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. You may also be subject to backup withholding on certain reportable payments unless you comply with certain certification procedures or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of shares of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable) or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

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The payment of proceeds from the disposition of shares of Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S.-related financial intermediary”). In the case of the payment of proceeds from the disposition of shares of Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. You are urged to consult your tax advisor regarding the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder, commonly referred to as the “Foreign Account Tax Compliance Act” (“FATCA”), “foreign financial institutions” (which include most non-U.S. hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other non-U.S. entities must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party), unless an exemption applies. An intergovernmental agreement between the United States and a relevant country may modify these rules. A foreign financial institution or other non-U.S. entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as non-U.S.-source income under the Code). The U.S. Department of the Treasury has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding tax applicable to the gross proceeds from a sale or disposition of equity instruments. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

You are urged to consult your tax advisors regarding the effect, if any, of the FATCA provisions based on your particular circumstances.

The above discussion is included for general information only. You are urged to consult your tax advisor with respect to the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of Common Stock, as well as the application and effect of the laws of any state, local, non-U.S. or other taxing jurisdiction.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 300,000 of our shares of Common Stock by the selling stockholders named in this prospectus.

The selling stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the individuals listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our shares of Common Stock other than through a public sale.

The table below sets forth the number of shares of Common Stock beneficially owned by the selling stockholders as of January 5, 2021.

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. Because the selling stockholders are not obligated to sell the shares of Common Stock, we cannot state with certainty the amount of our shares of Common Stock that the selling stockholders will hold upon consummation of any such sales.

			Shares of	Shares of Common Stock
	Shares of Common Stock		Common	Beneficially Owned After
	Beneficially Owned		Stock Being	Completion of the
	Prior to the Offering		Offered	Offering(1)
Name of Selling Stockholder	Number	Percentage(2)	Hereby	Number	Percentage(2)
Stewart B. Reed(3)	3,106,779	30.8%	100,000	3,006,779	29.8%
Kevin R. Hoben(4)	1,002,304	9.9%	100,000	902,304	8.9%
Mark F. Albino(5)	406,145	4.0%	100,000	306,145	3.0%

(1)	Assumes the sale of all the shares of Common Stock offered pursuant to this prospectus.

(2)	The calculation of the percentage of outstanding shares of Common Stock is based on 10,094,322 shares of Common Stock outstanding as of January 5, 2021.

(3)	Stewart B. Reed is Vice-Chairman and a director of the Company.

(4)	Kevin R. Hoben is Chairman and Chief Executive Officer and a director of the Company.

(5)	Mark F. Albino is President and Chief Operating Officer and a director of the Company.

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PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the shares of Common Stock covered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers, on a negotiated basis or otherwise;

●	through agents;

●	to or through underwriters, brokers or dealers (acting as agent or principals); or

●	through a combination of any of these methods.

In addition, the manner in which the selling stockholders may sell some or all of the share of Common Stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the shares of Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from the selling stockholders to close out its short positions;

●	sell securities short and redeliver such shares to close out the short positions;

●	enter into option or other types of transactions that require the delivery of shares of Common Stock to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of Common Stock under this prospectus; or

●	loan or pledge the shares of Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The shares of Common Stock covered by this prospectus may be sold:

●	on any national securities exchange on which the shares of Common Stock may be listed at the time of sale;

●	in the over-the-counter market; or

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●	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of shares of Common Stock will state the terms of the offering of the shares of Common Stock, including:

●	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration and the net proceeds to be received by the selling stockholders from the sale;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange or markets on which the securities may be listed; and

●	other material terms of the offering.

The offer and sale of the shares of Common Stock described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In addition to selling their shares of Common Stock under this prospectus, the selling stockholders may:

●	transfer their shares of Common Stock in other ways not involving market maker or established trading markets, including directly by gifts, distribution, or other transfer;

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●	sell their shares of Common Stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

●	sell their shares of Common Stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the shares of Common Stock may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the shares of Common Stock may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholders and other persons participating in the sale or distribution of the shares of Common Stock will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and any of their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The selling stockholders are not restricted as to the price or prices at which we or they may sell the shares of Common Stock. Sales of such shares of Common Stock may have an adverse effect on the market price of the shares of Common Stock. Moreover, it is possible that a significant number of shares of Common Stock could be sold at the same time, which may have an adverse effect on the market price of the shares of Common Stock.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of Common Stock offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the shares of Common Stock for their own account. The underwriters may resell the shares of Common Stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may offer the shares of Common Stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of shares of Common Stock, the obligations of the underwriters to purchase the offered shares of Common Stock will be subject to certain conditions contained in an underwriting agreement that the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of Common Stock of the series offered if any of the shares of Common Stock are purchased, unless otherwise specified in connection with any particular offering of shares of Common Stock. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

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The selling stockholders may designate agents to sell the shares of Common Stock. Unless otherwise specified in connection with any particular offering of shares of Common Stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the shares of Common Stock to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholders. These firms will remarket the shares of Common Stock upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the shares of Common Stock. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding shares of Common Stock in consideration for the shares of Common Stock being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell shares of Common Stock covered by this prospectus to hedge their positions in these outstanding shares of Common Stock, including in short sale transactions. If so, the underwriters or agents may use the shares of Common Stock received from the selling stockholders under these arrangements to close out any related open borrowings of shares of Common Stock.

In connection with the offering of securities, the selling stockholders may grant to underwriters an option to purchase additional securities with an additional underwriting commission.

Dealers

The selling stockholders may sell the shares of Common Stock to dealers as principals. The selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such shares of Common Stock to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct Sales

The selling stockholders may choose to sell the shares of Common Stock directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase shares of Common Stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

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Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

In connection with any offering of shares of Common Stock, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell shares of Common Stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of Common Stock in excess of the number of shares of Common Stock to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares of Common Stock made in an amount up to the number of shares of Common Stock represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of shares of Common Stock to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Common Stock through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Common Stock, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares of Common Stock in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

The selling stockholders have agreed to pay or reimburse us for all fees and expenses associated with sales of shares of Common Stock.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

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LEGAL MATTERS

Connell Foley LLP will pass upon the validity of any shares of Common Stock sold under this prospectus.

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EXPERTS

The consolidated financial statements of Omega Flex, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated in this prospectus by reference from the Omega Flex, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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